                                                                   EXHIBIT 10(x)


                                                  As of May 25, 2000


Mr. Leslie Moonves

Re: Employment Agreement
    --------------------

Dear Mr. Moonves:

     Reference is hereby made to the employment agreement dated as of May 17, 1995, as amended as of June 29, 1995, October 16, 1995, January 20, 1998 and July 5, 1999 (collectively the "Agreement") between you and us, in connection with your services for CBS.

     You and we have agreed, and do hereby agree, to amend the Agreement as follows, effective May 25, 2000:

     1. Subparagraph 1(b) of the Agreement is hereby deleted and, in lieu thereof, is replaced with the following:

     "(b) Executive shall report directly and only to the person who is the Chief Executive Officer of Viacom Inc. ("Viacom"); provided, however, that Executive may report directly to the person who is the Chief Operating Officer of Viacom if that person is Mel Karmazin."

     2. Subparagraph 1(d) of the Agreement is hereby deleted and, in lieu thereof, is replaced with the following:

     "So long as this Agreement is not terminated pursuant to paragraph 7 below and Executive is rendering services hereunder, Executive shall provide executive services to CBS in the manner determined by the person who is the Chief Executive Officer of Viacom or the Chief Operating Officer of Viacom if the Chief Operating Officer is Mel Karmazin."

Mr. Leslie Moonves
As of May 25, 2000
Page 2

     3. Subparagraph 2(b)(ii) of the Agreement is hereby amended by deleting the reference to the "Compensation Committee of the CBS Board of Directors" and, in lieu thereof, inserting the "Compensation Committee of the Viacom Board of Directors." The remainder of said paragraph shall remain unchanged.

     4. Paragraph 15 of the Agreement is hereby amended by deleting, in the second sentence of said paragraph, the reference to "Louis J. Briskman, Executive Vice President and General Counsel" and, in lieu thereof, inserting "Michael D. Fricklas, Executive Vice President, General Counsel and Secretary". The remainder of said paragraph (including said second sentence) shall remain unchanged.

     5. Paragraph 16 of the Agreement is hereby amended by deleting the reference to the "Compensation Committee of the CBS Board of Directors" and, in lieu thereof, inserting the "Compensation Committee of the Viacom Board of Directors" and by adding the following additional grammatical paragraphs at the end of said paragraph 16:

     "Executive hereby acknowledges that on or about January 26, 2000, he was granted non-qualified stock options to purchase an aggregate of 250,000 shares of common stock of CBS Corporation under the Plan, as defined above in this paragraph 16. Such stock option grant is reflected in and governed by a stock option agreement executed by CBS Corporation and Executive whose terms are consistent with the terms of the stock option agreements applicable to the prior grants by CBS to Executive of 500,000 options on June 17, 1997, 290,000 options on July 28, 1997, 250,000 options on
     January 26, 1999 and 1,000,000 options on June 14, 1999.

     In addition to the foregoing, Viacom has granted to Executive non-qualified stock options to purchase an aggregate of 750,000 shares of Viacom Class B common stock (the "Viacom Stock Options") under the Viacom 2000 Long-Term Management Incentive Plan (the "2000 LTMIP"). The Viacom Stock Options have an exercise price per share of $54.0625, the fair market value (as defined in the 2000 LTMIP) of the Viacom Class B common stock on the grant date (May 25, 2000). Thirty-three and one-third percent of the Viacom Stock Options shall vest on the first, second and third anniversaries of the date of grant. The Viacom Stock Options will expire on May 25, 2010 (the "Expiration Date"). If Executive's active employment with Viacom or any of its subsidiaries

Mr. Leslie Moonves
As of May 25, 2000
Page 3

     terminates for any reason other than for cause, the Viacom Stock Options will be exercisable in accordance with the following provisions: (i) if Executive dies, his outstanding Viacom Stock Options (including any Viacom Stock Options that have not vested by the date of death) may be exercised by the person who acquires the right to exercise such Viacom Stock Options until the earlier of two (2) years after the date of death or the Expiration Date; (ii) if Executive's employment is terminated by CBS other than for disability or for cause or Executive terminates his employment for Good Reason, his outstanding Viacom Stock Options (including any Viacom Stock Options that have not vested by the termination date) can be exercised by Executive until the earlier of three (3) years after the termination date or the Expiration Date; (iii) in the event of Executive's Retirement (as defined in the 2000 LTMIP), any outstanding Viacom Stock Options that had vested prior to the date of his Retirement may be exercised by Executive until the Expiration Date; (iv) in the event of Executive's Permanent Disability (as defined in the 2000 LTMIP), any outstanding Viacom Stock Options that had vested prior to the date of the onset of Permanent Disability can be exercised by Executive until the earlier of two (2) years after such date or the Expiration Date; or (v) if Executive's employment terminates for any reason other than for cause or as a result of death, termination by CBS other than for disability or for cause or termination by Executive for Good Reason, Retirement or Permanent Disability, any outstanding Viacom Stock Options that had vested by the date of such termination of employment can be exercised by Executive until the earlier of six (6) months after the date of termination or the Expiration Date. The grant of the Viacom Stock Options shall be reflected in and governed by a stock option agreement to be executed by Viacom and provided to Executive upon his execution of the letter agreement dated as of May 25, 2000 amending this agreement. In the event of any inconsistency between the provisions of the stock option agreement and the provisions of such letter agreement relating to the Viacom Stock Options, the provisions of such letter agreement shall control."

Mr. Leslie Moonves
As of May 25, 2000
Page 4

     Except as expressly provided hereinabove in this amendatory letter agreement, all of the other terms and conditions of the Agreement, as amended (including by the Amendment) shall remain unchanged and are hereby in all respects ratified and confirmed.

     Please indicate your agreement to the foregoing by signing in the space provided below and delivering a copy of this amendatory letter agreement, bearing your signature, to the undersigned.

                                   Very truly yours,

                                   CBS BROADCASTING INC.



                                   By: /s/ William A. Roskin
                                       ------------------------
                                       Name:  William A. Roskin
                                       Title: Senior Vice President
                                              Human Resources and
                                              Administration

ACCEPTED AND AGREED:



/s/ Leslie Moonves
--------------------
    Leslie Moonves

Dated: 8/30/00